EXHIBIT 4.2





             AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP
                                        OF
                               DUQUESNE LIGHT L.P.


             THIS Amended and Restated Certificate of Limited Partnership of Duquesne Light L.P. (the "Partnership"), dated as of May 9, 1994, has been duly executed and is being filed by the undersigned in accordance with the provisions of 6 Del. C. Section 17-210, to amend and restate the original
                   -------
   Certificate of Limited Partnership of the Partnership, which was filed on April 27, 1994, with the Secretary of State of the State of Delaware (the "Certificate"), to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. Section 17-101, et seq.).
                                      -------                 -- ---

             This Certificate is hereby amended and restated in its entirety to read as follows:

             1.   Name.    The name of the limited partnership formed and
   continued hereby is Duquesne Capital L.P.

             2. Registered Office and Agent. The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Partnership's registered agent at that address is The Corporation Trust Company.

             3. General Partner. The name and the mailing address of the sole general partner of the Partnership is as follows:

                  Duquesne Light Company
                  One Oxford Centre
                  301 Grant Street
                  Pittsburgh, Pennsylvania 15279

             IN WITNESS WHEREOF, the undersigned, constituting the sole general partner of the Partnership, has executed this Amended and Restated Certificate of Limited Partnership as of the date first-above written.

                                      DUQUESNE LIGHT COMPANY


                                      By: /s/ Gary L. Schwass
                                          -------------------
                                           Name:  Gary L. Schwass
                                           Title: Vice President - Finance and
                                                  Chief Financial Officer